Exhibit 99

 Seacoast Financial Services Corporation Announces First Quarter 2004 Results,
               Dividend; Receipt of Approvals for Abington Merger

     NEW BEDFORD, Mass.--(BUSINESS WIRE)--April 22, 2004--Seacoast Financial Services Corporation (NASDAQ: SCFS) holding company for Compass Bank and Nantucket Bank, today announced net income of $6.7 million, or $0.26 per diluted share, for the quarter ended March 31, 2004, compared to a net loss of $3.1 million, or $0.14 per diluted share, for the quarter ended March 31, 2003. During the first quarter of 2004, the Company recorded a charge for expenses incurred in connection with its pending merger with Sovereign Bancorp Inc. (Sovereign) (NYSE: SOV) which reduced net income by $1.8 million, or $0.07 per diluted share. Included in the first quarter 2003 results is an $11.2 million charge to earnings, $0.50 per diluted share, due to a retroactive change to Massachusetts tax law implemented on March 5, 2003.
     Kevin G. Champagne, President and CEO stated, "I am pleased with our operating results for the first quarter. We are on target with our previously announced merger with Abington Bancorp, Inc. (Abington) (NASDAQ: ABBK) to close on April 29, 2004 and are in receipt of all regulatory approvals. We are also preparing for the merger with Sovereign that we announced in January 2004 which is still expected to close in the third quarter of 2004."
     Net interest income totaled $34.8 million for the quarter ended March 31, 2004 compared to $31.0 million in the same period in 2003, an increase of $3.8 million, or 12%. This increase was mainly attributable to solid loan and deposit growth of over 19% during the past year aided by the acquisition of Bay State Bancorp, in May 2003. Seacoast's net interest margin in the quarter ended March 31, 2004 was 3.41% compared to 3.50% in the same period in 2003 and 3.39% in the fourth quarter of 2003.
     Deposit, loan fees and other income totaled $4.2 million for the quarter ended March 31, 2004 versus $3.3 million for the comparable quarter in 2003, an improvement of $941,000 or 29%. Growth in banking fees was due in part to the acquisition of Bay State Bancorp. Gains on sales of securities and loans totaled $1.0 million for the quarter ended March 31, 2004 versus $304,000 for the comparable quarter in 2003.
     Noninterest expenses increased $5.3 million, or 26%, during the first quarter of 2004 to $25.6 million compared to $20.4 million in the same period in 2003. Included in other noninterest expense in the first quarter of 2003 is an interest charge of $1.6 million for the retroactive tax assessment by the Commonwealth of Massachusetts pertaining to the disallowance of the dividend received deductions for dividends from a REIT. Included in noninterest expenses in the first quarter of 2004 are certain merger related expenses of $1.8 million pertaining to the merger with Sovereign. Expenses related to the merger with Abington will be included in the cost of that acquisition to be accounted for upon consummation. For the first quarter of 2004, salaries and employee benefits increased by $2.4 million, occupancy and equipment expenses increased by $883,000, marketing expenses increased by $495,000 and professional services expenses increased by $908,000. Such increases are generally attributable to franchise expansion, including several new branches as well as the acquisition of Bay State Bancorp.
     Income tax provisions decreased by $9.1 million from the first quarter of 2003, which was materially impacted by the retroactive assessment of the disallowance of the dividend received deduction on distributions from a REIT. Exclusive of this retroactive assessment of $9.6 million, income tax provisions in the first quarter of 2003 would have been $5.6 million for an effective tax rate of 46.3%. The first quarter of 2004 tax provisions were impacted by the non-deductibility of merger expenses, thereby increasing the effective tax rate to 47.6% from 41.6%.
     Total assets increased by $67.7 million from December 31, 2003 to a total of $4.5 billion at March 31, 2004. Total loans increased by $62.8 million from December 31, 2003 to a total of $3.7 billion at March 31, 2004. The increases were mainly in residential real estate loans, indirect automobile loans, construction loans and commercial real estate loans which increased $29.4 million, $15.1 million, $7.6 million, and $7.3 million, respectively. The current low interest rate environment continues to fuel the housing and automobile sector and has helped to sustain strong earning asset growth for the quarter.
     Total deposits of $2.9 billion at March 31, 2004 were up by $7.6 million from the December 31, 2003 balances. Growth in NOW checking accounts and certificates of deposit were partially offset by declines in savings and money market balances. The reduction in savings balances was due primarily to a decline in municipality balances. Wholesale borrowing increased $52.2 million for the first quarter of 2004 as the Company took advantage of the favorable rate environment to draw down some longer term funding.
     Total stockholders' equity at March 31, 2004 was $396.7 million versus $390.9 million at December 31, 2003. This represents a tangible book value per share of $10.69 at March 31, 2004 versus $10.48 at December 31, 2003.
     The allowance for loan losses was $43.3 million, or 1.18% of loans, at March 31, 2004, compared with $43.3 million, or 1.21% of loans, at December 31, 2003. Non-performing loans were $17.4 million, or 0.48% of total loans at March 31, 2004, compared to $14.7 million, or 0.41% of total loans, at December 31, 2003. Non-performing assets were $18.2 million, or 0.41% of total assets at March 31, 2004, compared to $14.9 million, or 0.34% of total assets, at December 31, 2003.
     Today, the Board of Directors announced a quarterly cash dividend of $0.14 per share. The dividend is payable on May 21, 2004 to stockholders of record on May 7, 2004. Abington shareholders who are entitled to receive shares of Seacoast common stock in the merger will receive the quarterly cash dividend declared by Seacoast on April 22, 2004 and payable on May 21, 2004 provided that such shareholders continue to be record holders of Seacoast common stock on May 7, 2004, the record date for the dividend. As required by the agreement governing the acquisition, Abington did not declare a dividend in April in order to coordinate the timing of the payment of its quarterly dividend with Seacoast's.

     Seacoast Financial Services Corporation is the holding company for CompassBank and Nantucket Bank and is headquartered in New Bedford, Massachusetts. CompassBank is a $4 billion state chartered savings bank serving Southeastern Massachusetts through a network of 49 full service branch offices and 53 branch and remote ATMs, a customer call center and on-line banking at www.compassbank.com. Nantucket Bank is a $500 million state chartered savings bank serving Nantucket Island with 3 full service branch offices and 5 ATMs. The banks provide a wide array of financial services including consumer banking, mortgage lending, commercial lending, consumer finance, private banking and alternative investments to retail and business customers.

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of movements in interest rates, the possibility of disruption in credit markets, successful implementation and integration of acquisitions, the effects of economic conditions and the impact of legal and regulatory barriers and structures. Actual results may differ materially from such forward-looking statements. Seacoast Financial assumes no obligation for updating any such forward-looking statements at any time.


     Seacoast Financial Services Corporation and Subsidiaries
   Selected Consolidated Financial and Statistical Information
        (Dollars in thousands, except per share amounts)
                          (Unaudited)

                                    March 31,  December 31,  March 31,
                                      2004        2003         2003
                                   ----------- ----------- -----------
At or for the quarter ended:
Number of common shares
 outstanding                       25,923,930  25,822,830  23,091,774
Book value per share                    15.30       15.14       13.38
Tangible book value per share           10.69       10.48       11.85
Dividend payout ratio                   52.47%      33.54%    (88.27)%
Average equity to average total assets   9.06%       8.74%       8.93%
Total noninterest expense to
 average assets                          2.33%       2.17%       2.10%
Non-performing assets                  18,151      14,946      20,179
Non-performing assets to total assets    0.41%       0.34%       0.53%
Non-performing loans                   17,419      14,680      17,846
Non-performing loans to total loans      0.48%       0.41%       0.65%


                                           Three Months Ended
                                     -------------------------------
                                        March 31,       December 31,
                                     ---------------    ------------
Yields:                               2004     2003         2003
                                     ------ --------    ------------
Loans                                 5.76%    6.34%        5.91%
Investments                           3.79     4.21         3.40
Yield on earning assets               5.55     6.04         5.58
Non-time deposits                     0.95     1.00         0.94
Time deposits                         2.57     3.16         2.66
Borrowed funds                        4.11     4.66         4.29
Cost of funds                         2.35     2.82         2.41
Net interest spread                   3.20     3.22         3.17
Net interest margin                   3.41     3.50         3.39
Return (loss) on average assets
 (annualized)                         0.61    (0.33)        0.86
Return (loss) on average equity
 (annualized)                         6.70    (3.72)        9.67


       Seacoast Financial Services Corporation and Subsidiaries
                            (Nasdaq: SCFS)
              Selected Consolidated Financial Information
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                    March 31,  December 31,  March 31,
                                       2004        2003        2003
                                   ----------- -----------  ----------
ASSETS:
Cash and due from banks              $123,415    $134,326    $105,188
Federal funds sold                     91,256      21,123      45,106
Short-term investment                      --      10,000          --
                                   ----------- ----------- -----------
     Total cash and cash
      equivalents                     214,671     165,449     150,294
Investment securities
  Available for sale, at fair value   315,070     358,574     397,833
  Held to maturity, at amortized
   cost (fair value $18,520,
   $18,552 and 19,161)                 17,956      18,067      18,446
  Restricted equity securities         55,623      55,623      46,136
                                   ----------- ----------- -----------
     Total investment securities      388,649     432,264     462,415
Loans held-for-sale                        --       2,624       9,587
Loans                               3,654,180   3,591,405   3,058,271
Allowance for loan losses             (43,257)    (43,321)    (34,709)
                                   ----------- ----------- -----------
  Net loans                         3,610,923   3,548,084   3,023,562
                                   ----------- ----------- -----------
Banking premises and equipment, net    64,462      64,345      54,288
Goodwill                              113,051     113,138      33,903
Intangible assets                       6,569       7,037       1,400
Bank owned life insurance              13,554      13,396       3,905
Net deferred tax asset                  9,860       9,920      10,377
Other real estate owned and
 repossessed autos                        732         266         332
Accrued interest receivable            17,157      17,469      16,509
Other assets                           13,237      11,144      14,919
                                   ----------- ----------- -----------
      Total assets                 $4,452,865  $4,385,136  $3,781,491
                                   =========== =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Deposits                         $2,925,002  $2,917,361   2,418,512
  Short-term borrowings                38,173      45,727      31,843
  Federal Home Loan Bank advances     986,970     927,162     908,463
  Junior subordinated debentures       74,742      74,742      74,742
  Other borrowings                      1,678       1,697       1,754
  Mortgagors' escrow payments           5,704       2,911       5,761
  Accrued expenses and other
   liabilities                         23,910      24,679      31,438
                                   ----------- ----------- -----------
      Total liabilities             4,056,179   3,994,279   3,472,513
                                   ----------- ----------- -----------

Stockholders' equity:
  Preferred stock, par value $.01
   per share; authorized 10,000,000
   shares; none issued                     --          --          --
  Common stock, par value $.01 per
   share; authorized 100,000,000
   shares; 30,227,555, 30,227,555
   and 26,758,136 shares issued in
   2004 and 2003, respectively            302         302         268
  Additional paid-in capital          228,889     227,969     154,495
  Retained earnings                   237,443     234,275     210,884
  Treasury stock, at cost,
   4,305,625, 4,406,725 and
   3,666,362 shares in 2004
   and 2003, respectively             (69,446)    (70,516)    (54,368)
  Accumulated other comprehensive
   income                               8,301       8,072       8,320
  Unearned compensation - ESOP and
   restricted stock                    (8,486)     (8,932)    (10,314)
  Shares held in employee trust          (317)       (313)       (307)
                                   ----------- ----------- -----------
      Total stockholders' equity      396,686     390,857     308,978
                                   ----------- ----------- -----------
      Total liabilities and
       stockholders' equity        $4,452,865  $4,385,136  $3,781,491
                                   =========== =========== ===========


       Seacoast Financial Services Corporation and Subsidiaries
                            ( Nasdaq: SCFS)
              Selected Consolidated Financial Information
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                           Three Months Ended
                                   -----------------------------------
                                    March 31,  December 31,  March 31,
                                      2004        2003         2003
                                   ----------- ----------- -----------
INTEREST AND DIVIDEND INCOME:
  Interest on loans                   $52,304     $52,897     $48,247
  Interest and dividends on
   investment securities                4,154       4,444       5,233
  Interest on federal funds sold and
   short-term investments                  64         240          54
                                   ----------- ----------- -----------
    Total interest and dividend
     income                            56,522      57,581      53,534
                                   ----------- ----------- -----------

INTEREST EXPENSE:
  Interest on deposits                 10,723      11,004      10,961
  Interest on borrowed funds            9,549      10,108      10,319
  Interest on junior subordinated
   debentures                           1,498       1,497       1,257
                                   ----------- ----------- -----------
    Total interest expense             21,770      22,609      22,537
                                   ----------- ----------- -----------
    Net interest income                34,752      34,972      30,997

PROVISION FOR LOAN LOSSES               1,650       1,500       2,087
                                   ----------- ----------- -----------
    Net interest income after
     provision for loan losses         33,102      33,472      28,910
                                   ----------- ----------- -----------

NONINTEREST INCOME:
  Deposit and other banking fees        2,842       3,085       2,498
  Loan servicing fees, net                179         144         173
  Merchant card fee income, net           121          50          50
  Other loan fees                         578         536         350
  Gain on sales of investment
   securities, net                        991       1,793         259
  Gain on sales of loans, net              29          48          45
  Other income                            501         473         209
                                   ----------- ----------- -----------
    Total noninterest income            5,241       6,129       3,584
                                   ----------- ----------- -----------

NONINTEREST EXPENSE:
  Salaries and employee benefits       12,332      11,778       9,973
  Occupancy and equipment expenses      3,600       3,193       2,717
  Data processing expenses              2,195       2,158       2,088
  Marketing expenses                    1,218       1,247         723
  Professional services expenses        1,459       1,696         551
  Amortization of intangibles             468         497         164
  Merger expenses                       1,843          --          --
  Other operating expenses              2,508       2,877       4,144
                                   ----------- ----------- -----------
    Total noninterest expense          25,623      23,446      20,360
                                   ----------- ----------- -----------
    Income before provision for
     income taxes                      12,720      16,155      12,134
PROVISION FOR INCOME TAXES              6,055       6,524      15,187
                                   ----------- ----------- -----------
    Net income (loss)                  $6,665      $9,631     $(3,053)
                                   =========== =========== ===========
EARNINGS (LOSS) PER SHARE :
  Basic                                 $0.27       $0.39      $(0.14)
                                   =========== =========== ===========
  Diluted                               $0.26       $0.38      $(0.14)
                                   =========== =========== ===========

  Weighted average common shares
   outstanding                     25,638,144  25,584,135  23,334,436
  Weighted average unallocated
   ESOP shares and unvested
   restricted stock                  (711,535)   (808,954) (1,126,360)
                                   ----------- ----------- -----------
  Weighted average common shares
   outstanding - basic             24,926,609  24,775,181  22,208,076
  Dilutive effect of common stock
   equivalents                        679,441     573,811     490,045
                                   ----------- ----------- -----------
  Weighted average common and
   common stock equivalent shares
   outstanding - diluted           25,606,050  25,348,992  22,698,121
                                   =========== =========== ===========

    CONTACT: Seacoast Financial Services Corporation
             James R. Rice, 508-984-6102